EXHIBIT 11
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                          CASCADE COMMUNICATIONS CORP.

            Weighted Shares Used in Computation of Earnings per Share


                                                                       Shares

For the three months ended March 30, 1996

     Common stock outstanding, beginning of period                    83,781,082
     Weighted average common stock issued during the
        three months ended March 30, 1996                              2,472,370
     Weighted average common stock equivalents                         9,375,064

     Weighted average shares of common stock outstanding              95,628,516
                                                                      ==========



For the three months ended March 29, 1997

     Common stock outstanding, beginning of period                    90,154,507
     Weighted average common stock issued during the
        three months ended March 29, 1997                              2,791,636
                                                                      ----------

     Weighted average shares of common stock outstanding              92,946,143
                                                                      ==========


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